UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

Item 5. Other Events

On November 26, 2003, Lincare Holdings Inc. issued a press release addressing the Medicare prescription Drug, Improvement and Modernization Act of 2003, which legislation was recently passed by Congress and is expected to be signed into law by the President. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lincare Holdings Inc.

By:	/s/ Paul G. Gabos

Paul G. Gabos Secretary and Chief Financial Officer

November 26, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of November 26, 2003, entitled “Lincare Holdings Inc. Comments on Medicare Legislation Passed by Congress.”